Exhibit 10.8

STARWOOD REAL ESTATE INCOME TRUST, INC.

INDEPENDENT DIRECTOR COMPENSATION POLICY

Effective Date

On                     , 2017, the Board of Directors (the “Board”) of Starwood Real Estate Income Trust, Inc. (the “Company”) adopted this Independent Director Compensation Policy, to be effective                     , 2017. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Starwood Real Estate Income Trust, Inc. Independent Director Restricted Share Plan (the “Plan”).

Eligibility

This policy shall apply to directors of the Company who meet the requirements set forth for an “independent director” in the Company’s Charter.

Compensation

Each independent director shall receive an annual retainer of $65,000 and the chairperson of the Company’s audit committee shall receive an additional annual retainer of $10,000 (the “Compensation”). The Compensation shall remain in effect until changed by the Board.

Payment Timing and Form

The Company will pay the Compensation in quarterly installments of which 75% shall be paid in cash in arrears, as soon as possible following the end of the calendar quarter to which the Compensation relates, and the remaining 25% shall be paid in the form of restricted shares of the Company’s Class I common stock (“Class I Restricted Stock”).

Terms and Conditions of Class I Restricted Stock

•	Class I Restricted Stock shall be granted under, and subject to the terms and conditions of, the Plan, and the award certificate evidencing such grant.

•	The Class I Restricted Stock shall be granted on the third (3rd) business day following the last day of the calendar quarter to which the Compensation relates (each, a “Grant Date”). The number of shares of Class I Restricted Stock granted shall be determined by (A) dividing twenty-five percent (25%) the quarterly Compensation due by the per share net asset value (“NAV”) of the Company’s Class I common stock, determined as of the last day of the applicable calendar quarter, and (B) rounding to the nearest whole number.

•	Unless and until provided otherwise by the Board, the Class I Restricted Stock granted pursuant to this Policy in connection with the first annual grant shall vest and become non-forfeitable on the one-year anniversary of the date on which such Independent Director is appointed to the Board and subsequent grants shall vest and become non-forfeitable on the one-year anniversary of the Grant Date, provided, in each case, that the Independent Director is providing services to the Company as a director on each such vesting date. Notwithstanding the foregoing vesting schedule, the shares of Restricted Stock shall become fully vested on the earlier occurrence of: (i) the termination of the Independent Director’s service as a director of the Company due to his or her death or Disability; or (ii) a Change in Control of the Company. If the Independent Director’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the Independent Director shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the Independent Director.

Proration

•	If an Independent Director is newly appointed or elected to the Board at the Annual Meeting of Shareholders (“Annual Meeting”), then his or her Compensation shall be prorated to reflect his or her full calendar months of service (e.g. if the Annual Meeting is in May, then the first quarterly payment will be with respect to service during June of such quarterly service period).

•	If an Independent Director is newly appointed or elected to the Board at any time other than at an Annual Meeting, then his or her first quarterly payment will be prorated to reflect the number of full calendar months of service between the effective date of the Independent Director’s appointment or election through the last day of the respective quarterly calendar period (e.g. if an Independent Director is appointed to the Board on January 15, then his or her first quarterly payment will be with respect to service during February and March of such quarterly calendar period).

•	If an Independent Director is not newly appointed or re-elected at the Annual Meeting, then he or she will not receive payment for services during the month of such Annual Meeting.